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                                                                     Exhibit 1.1


                            KEY CAPITAL CORPORATION
                            (a bank holding company)

                           ___ Shares of Common Stock
                           Par Value $1.00 Per Share


                                AGENCY AGREEMENT
                                ----------------


                                                                 _________, 1999


Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

     Key Capital Corporation (the "Company" or "KCC"), a Maryland corporation which is registered as the holding company for Key Bank and Trust, a Maryland chartered trust company (the "Bank," or when used together with KCC, the "Company"), hereby confirms its agreement (the "Agreement") with Ryan, Beck & Co., Inc. (the "Agent"), as follows:

     Introduction
     ------------

     The Company is offering up to ___ authorized but unissued shares of its common stock, par value $1.00 per share (the "Common Stock"), to certain members of the community in which the Company operates in a community offering (the "Community Offering"). The Common Stock offered in the Community Offering will be subject to a minimum order requirement of 100 shares and a maximum purchase limitation of $____ (provided, however, that the Company may, in its sole
                     --------  -------
discretion, accept a subscription for a lesser or greater number of shares).
The Company reserves the right, in its sole discretion, to accept or reject any order, either in whole or in part, for Common Stock in the Community Offering. The Agent is not required to sell any specific number or dollar amount of shares of Common Stock but will use its best efforts to sell the Common Stock offered in the Community Offering. Following the Community Offering, it is anticipated that the Company will enter into an underwriting agreement (the "Underwriting Agreement") with the Agent whereby any shares which remain unsold in the Community Offering, plus an additional _____ shares, will be purchased by the
                    ----
Agent for resale to the general public (the "Public Offering").

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-62667) covering the registration of the Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), including the
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related preliminary prospectus, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary offering circular." Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to the 1933 Act, at the time it becomes effective, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein pursuant to the 1933 Act, included in the Registration Statement at the time it becomes effective is herein called the "Offering Circular," except that if any revised offering circular provided to the Agent by the Company for use in connection with the offering of the Common Stock differs from the offering circular included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Offering Circular" shall refer to such revised offering circular from and after the time it is first furnished to the Agent for such use.

     The Community Offering will commence on or after the effective date of the Registration Statement and will end at 5:00 p.m., Eastern time, on _______, 1999, subject to extension in the discretion of the Company and the Agent.

     Section 1.     Appointment of the Agent; Compensation to the Agent.
                    ---------------------------------------------------

     (a) Subject to the terms and conditions set forth below, the Company hereby appoints the Agent as its agent to consult with, advise and assist the Company, and to solicit purchase orders for Common Stock on behalf of the Company, in connection with the Community Offering. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company as to the matters set forth in Exhibit A
                                                                   ---------
attached hereto and to use its best efforts to solicit purchase orders for Common Stock according to this Agreement; provided, however, that the Agent
                                          --------  -------
shall not be responsible for obtaining purchase orders for any specific number of shares of Common Stock, shall not be required to purchase any Common Stock in connection with the Community Offering, and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. This Agreement supersedes that certain letter agreement, dated August 11, 1998, between the Company and the Agent (the "Engagement Letter").

     The Company acknowledges that, having appointed the Agent hereunder, only personnel employed by the Agent and such other personnel as are assigned for specific purposes or services contemplated hereunder to be performed by the Agent, will be involved in providing the services described herein.

     The appointment of the Agent hereunder shall terminate upon termination of the Community Offering and satisfaction of the obligations of the Company hereunder or as provided in Section 9 hereof.
                            ---------

     In addition to the reimbursement of the expenses specified in Section 5
                                                                   ---------
hereof and other matters described in Section 7 hereof, the Company will pay to
                                      ---------
the Agent a fee for its services in connection with the marketing and sale of the Common Stock equal to two and one-half percent

                                      -2-
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(2.50%) of the aggregate dollar amount of all Common Stock sold in the Community
Offering; provided, however, that no such fee will be payable with respect to
          --------- -------
Common Stock sold to officers, directors, employees or immediate family of such persons (the "Insiders") and employee benefit plans of the Company or the Insiders.

     If (i) the Company abandons or terminates the Community Offering or defaults on its obligations hereunder prior to or as of consummation of the transactions contemplated herein, (ii) the Closing Time does not occur on or before ______________, or (iii) the Agent terminates this Agreement pursuant to the terms of Section 8 hereof, the Company shall pay a fee to the Agent in the
             ---------
amount of $25,000 for advisory and administrative services, which fee shall be in addition to the to the reimbursement of the expenses specified in Section 5
                                                                     ---------
hereof, including, without limitation, the reasonable fees and disbursements of counsel for the Agent, and other matters described in Section 7 hereof.
                                                      ---------

     In the event there is a resolicitation of subscriptions or purchase orders for any reason, the Company and the Agent agree to negotiate in good faith an agreement to cover the Agent's additional fees and expenses in connection therewith, including reasonable attorneys' fees and expenses.

     (b) The fees and compensation specified above shall be payable (to the extent not already paid) to the Agent in next day clearing house funds on the earlier of: (i) the consummation of the Public Offering or (ii) a determination by the Company to terminate or abandon the Community Offering or the Public Offering. The Company agrees to reimburse the Agent for the costs and expenses specified in Section 5, to the extent such costs and expenses are incurred by
             ---------
the Agent and are within the maximum limit specified in Section 5, promptly upon
                                                        ---------
receiving a reasonable accounting of such costs and expenses from time to time through the closing of the Community Offering.

     Section 2.     Delivery of Shares.
                    ------------------

     If all conditions precedent to the consummation of the sale of Common Stock are satisfied, certificates representing the Common Stock sold, in definitive form, shall be delivered by or on behalf of the Company against payment of the purchase price therefor. The time and date of such delivery and payment shall be the closing date of the Public Offering (as determined in accordance with the Underwriting Agreement) at 10:00 a.m., Eastern time, on the date specified by the Agent upon three days' notice to the Company, or at such other time and date as the Agent and the Company may agree upon in writing (in any case, such date and time of payment and delivery of the certificates representing the Common Stock is herein called the "Closing Time").

     Section 3.     Representations and Warranties of the Company.
                    ---------------------------------------------

     (a) The Company represents and warrants to the Agent, as of the date hereof, and as of the Closing Time referred to in Section 2 hereof that:

          i. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the

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1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Offering Circular nor any amendments or supplements thereto, at the time the Offering Circular or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Offering Circular shall not be "materially different", as such term is used in Rule 434, from the Offering Circular included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Offering Circular made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus.

     Each preliminary offering circular and the Offering Circular filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary offering circular and the Offering Circular delivered to the Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          ii. KPMG Peat Marwick LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          iii. The consolidated financial statements, audited and unaudited, included in the Registration Statement and the Offering Circular, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data, pro forma and the summary consolidated financial data included in the Offering Circular present fairly the information shown therein and have been compiled on a basis

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consistent with that of the audited consolidated financial statements included in the Registration Statement.

          iv. Since the respective dates as of which information is given in the Registration Statement and the Offering Circular, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
Neither the Company, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Offering Circular.

          v. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Circular. Each of the subsidiaries of the Company (the "Subsidiaries") is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          vi. The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Common Stock.

          vii. The Bank is a trust company duly organized, validly existing and in good standing under the laws of the State of Maryland with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Bank and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and

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are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          viii. Except for the Bank, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

          ix. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Circular in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Offering Circular). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          x. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Agent, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          xi. The Common Stock has been duly authorized for issuance and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Offering Circular and such description conforms to the right set forth in the instruments defining the same; no holder of the Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company.

          xii. Neither the Company, the Bank nor any other subsidiary is in violation of any provision of its articles of incorporation, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Common Stock and the use of the proceeds from the sale of the Common Stock as described in the Offering Circular under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the agreements and instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not individually or in the aggregate, result in a Material Adverse

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Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, right or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          xiii. Except as disclosed in the Offering Circular, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Offering Circular or that could reasonably be expected to have any Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Offering Circular, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          xiv. There are no material contracts or documents of a character required to be described in the Registration Statement or the Offering Circular or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          xv. The Company and its subsidiaries, including the Bank, each has good and marketable title to all properties and assets described in the Offering Circular as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Circular or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          xvi. Each of the Company and its subsidiaries, including the Bank, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings

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relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          xvii. No labor problem with the employees of the Company, the Bank or any other subsidiary exists or, to the best knowledge of the Company, is imminent that could have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to Materially Adversely Effect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          xviii.    Except as disclosed in the Offering Circular, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          xix. Except as disclosed in the Offering Circular, the Company and its subsidiaries, including the Bank, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          xx. The Company and each subsidiary of the Company has filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

          xxi. The Common Stock have been approved for listing on The Nasdaq Stock Market, Inc.'s (the "Nasdaq Stock Market") National Market.

          xxii. Neither the Company, the Bank nor any other subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock.

          xxiii. Neither the Company, the Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          xxiv. Neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Bank or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Offering Circular.

          xxv. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Common Stock hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          xxvi. Except as disclosed in the Offering Circular, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

          xxvii. The Company is not, and upon the issuance and sale of the Common Stock as herein contemplated and the application of the net proceeds therefrom as described in the Offering Circular will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          xxviii. Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          xxix. The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          xxx. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general and specific authorizations; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          xxxi. Other than as contemplated by this Agreement or the Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement or the Underwriting Agreement.

          xxxii. The Company has obtained and delivered to the Agent the agreements of the persons and entities named in Schedule B hereto to the effect
                                                ----------
that each such person and entity will not, for a period of 180 days from the date hereof and except as otherwise provided therein, without the prior written consent of the Agent directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such restrictions shall not apply to a bona fide gift of shares of Common Stock by such person to a person or entity who, prior to such transfer, shall have executed and delivered to the Agent an agreement, substantially in the form of the agreement contemplated by this Section 3(a)(xxviii), not to take any action prohibited by such agreement with respect to such shares of Common Stock.

          xxxiii. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Common Stock other than the Registration Statement, any preliminary offering circular, the Offering Circular or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Agent.

     (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Agent or to counsel for the Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

     Section 4.     Covenants of the Company.
                    ------------------------

     The Company covenants and agrees that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Agent immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Offering Circular or any amended Offering Circular shall have been filed, (ii) of the receipt of any comments from the Commission,
(iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Offering Circular or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary offering circular, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Offering Circular (including documents incorporated by reference into the Registration Statement or the Offering Circular) of which the Agent shall not previously have been advised and furnished a copy, or to which the Agent or counsel for the Agent shall reasonably object.

     (c) The Company has furnished or will furnish to the Agent and counsel to the Agent, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Offering Circular pursuant to the 1933 Act) and signed copies of all consents and certificates of experts as the Agent may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) The Company will deliver or cause to be delivered to the Agent, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested by the Agent during the period when the Offering Circular is required to be delivered under the 1933 Act, such number of copies of the Offering Circular (as supplemented or amended) as the Agent may reasonably request, the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Offering Circular and any amendments or supplements thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Common Stock as contemplated in this Agreement and in the Offering Circular. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Common Stock, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to amend the Registration Statement or amend or supplement the Offering Circular in order that the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Offering Circular in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may
                       ------------
be necessary to correct such untrue statement or omission or to make the Registration Statement or the Offering Circular comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request.

     (f) The Company will use its best efforts, in cooperation with the Agent, to qualify the Common Stock, for offering and sale under the applicable laws of such states and other jurisdictions as the Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the
                                              --------  -------
Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Stock has been qualified as above provided.

     (g) The Company will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158"), to its stockholders and the Agent as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

     (h) The Company and the Bank shall apply the entire proceeds from the sale of the Common Stock in the manner specified in the Offering Circular under the caption "Use of Proceeds."

     (i) The Company, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Common Stock, will file promptly all documents required to be filed with the Commission pursuant to
Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

     (j) For a period of three years after the Closing Time, the Company will furnish to the Agent copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally.

     (k) The Company will provide to the holders of the Common Stock annual reports containing financial statements audited by the Company's independent auditors and, upon written request, the Company's annual reports on Form 10-K.

     (l) The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded on the Nasdaq Stock Market's National Market, in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

     (m) The Company shall pay the legal fees and related filing fees of Thacher Proffitt & Wood to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Common Stock as contemplated by the Offering Circular, and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Agent.

     (n) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Offering Circular or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Offering Circular) containing all information so omitted.

     (o) The Company will, at its expense, subsequent to the issuance of the Common Stock, prepare and distribute to the Agent and counsel to the Agent, a bound volume containing copies of the documents used in connection with the issuance of the Common Stock.

     (p) The Company will not, prior to the date that is thirty (30) days after the date of this Agreement, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Offering Circular pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Offering Circular.

     (q) During a period of 180 days from the date of the Offering Circular, the Company will not, without the prior written consent of the Agent, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Common Stock to be sold hereunder or pursuant to the Underwriting Agreement between the Company and the Agent in connection with the Public Offering, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Circular, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Circular or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

      5. Payment of Expenses.
         -------------------

     The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement and otherwise in connection with the community offering, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary offering circulars, the Offering Circular and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Agent; (ii) the preparation, printing and distribution of this Agreement, the Underwriting Agreement, the Blue Sky Survey and all other documents applicable to the Offering; (iii) the preparation, issuance and delivery of certificates for the Common Stock to the purchasers thereof; (iv) the fees and disbursements of the Company's counsel and accountants; (v) Nasdaq Stock Market filing fees; (vi) the fees and disbursements of Thacher Proffitt & Wood in connection with the Blue Sky Survey; (vii) the qualification of the Common Stock under the applicable securities laws in accordance with Section 4(f) hereof; (viii) any filing fee
                                   ------------
for review of the Offering by the Commission and the NASD; (ix) the fees and expenses related to the marketing by the Agent of the Common Stock; (x) the fees and charges of any transfer agent, registrar and other agents; (xi) the legal fees not to exceed $60,000, plus associated expenses of the Agent's counsel, and
(xii) general out-of-pocket expenses of the Agent which shall not exceed $10,000 without the prior written consent of the Company, which consent shall not be unreasonably withheld, and (xiii) all other costs incident to the performance of the Company's obligations hereunder.

     Section 6.     Conditions to the Obligations of Agent.
                    --------------------------------------

     The obligations of the Agent hereunder shall be subject, in the Agent's discretion, to the following conditions:

     (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the first business day following the date hereof, or at such later time or on such later date as the Agent may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Agent's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Agent. If the Agent has elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Time, the Agent shall have received:

          (i) The favorable opinion, dated as of the Closing Time, of Housely Kantarian & Bronstein, P.C., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agent, substantially in the form set forth in Exhibit B.
         ---------

          (ii) The favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, counsel for the Agent, in form and substance satisfactory to the Agent.

          In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of Maryland (in the case of Housley Kantarian & Bronstein, P.C.) upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Agent, in which case the opinion shall state that such counsel believes that it, the Agent and the Agent's counsel are entitled to so rely upon the opinions of such other counsel. Such counsel also may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Bank, and certificates of public officials.

     (c) At the Closing Time, (i) the Registration Statement and the Offering Circular, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Offering Circular, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Offering Circular that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against either of the Company or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Offering Circular; (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; (v) the other representations and warranties of the Company set forth in Section 3(a) hereof shall be accurate in all material respects
         ------------
as though expressly made at and as of the Closing Time; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the knowledge of the Company, threatened by the Commission. At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

     (d) At the time that this Agreement is executed by the Company, the Agent shall have received from KPMG Peat Marwick LLP, a letter or letters, dated such date, in form and substance satisfactory to the Agent and its counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that with respect to the Company:

          (i) in their opinion, the consolidated financial statements as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Offering Circular and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since January 1, 1999, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (1) the unaudited interim consolidated financial information included or incorporated by reference in the Offering Circular, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Offering Circular;

          (2) at a specified date not more than three days prior to the date of this Agreement, there was any increase in long-term debt or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries, any increase in non-performing loans or non-performing assets of the Company and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 1998 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

          (3) for the period from January 1, 1998 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, net income or net income per share, in each case as compared with a period of comparable length in the preceding year, except in all cases for increases or decreases that the Registration Statement discloses have occurred or may occur; and

          (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

     (e) At the Closing Time, the Agent shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Agent and its counsel and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 6(d) hereof, except that the inquiries
                                ------------
specified in Section 6(d) hereof shall be made based upon the latest available
             ------------
unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three (3) days prior to the Closing Time.

     (f) At the Closing Time, counsel for the Agent shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Common Stock as contemplated in this Agreement and the matters referred to in Section 6(c)
                                                                 ------------
hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Common Stock as contemplated in this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

     (g) The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such fees and expenses as may be required by
Section 5 hereof.
---------

     (h) At Closing Time, the Common Stock shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (i) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) At the date of this Agreement, the Agent shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons
                                       ---------
listed on Schedule B hereto.
          ----------

          If any of the conditions specified in this Section 6 shall not have
                                                     ---------
been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Agent on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 of this Agreement.
                                       ---------
Notwithstanding any such termination, the provisions of Sections 5, 7, 10 and 11
                                                        ------------------------
of this Agreement shall remain in effect.

     Section 7.     Indemnification.
                    ---------------

     (a) The Company agrees to indemnify and hold harmless the Agent, each officer, director, employee, agent and legal counsel of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Company as provided herein), as and when incurred, arising out of, based upon or in connection with
(i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in
(A) any preliminary offering circular, the Registration Statement or the Offering Circular (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary offering circular or the Offering Circular or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Agent, this Agreement or the compensation of the Agent furnished to the Company by or on behalf of the Agent expressly for inclusion in any preliminary offering circular, the Registration Statement or the Offering Circular, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Agent's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Agent.

     (b) The Agent agrees to indemnify and hold harmless the Company, each of its directors, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering circular, the Registration Statement or the Offering Circular, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Agent, this Agreement or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in such preliminary offering circular, the Registration Statement or the Offering Circular, or any amendment or supplement thereto, or in any application.

     (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Agent (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Agent, settle or compromise any claim against the Agent (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

     (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the underwriting, and also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of the commission paid to the Agent under this Agreement.

     (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Agent.

     (f) Neither termination nor completion of the engagement of the Agent nor any investigation made by or on behalf of the Agent shall affect the indemnification obligations of the Company or the Agent hereunder, which shall remain and continue to be operative and in full force and effect.

     Section 8.     Termination.
                    -----------

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Agent's judgment, impracticable to market the Common Stock or enforce contracts for the sale of the Common Stock, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or Maryland authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Agent's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Common Stock on the terms contemplated by the Offering Circular, or (vi) if the Agent reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the sale of the Common Stock is inadvisable given such disclosures.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5 hereof. Notwithstanding any such
                          ---------
termination, the provisions of Sections 5, 7, 10 and 11 hereof shall remain in
                               ------------------------
effect.

     Section 9.     Survival.
                    --------

     The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Agent or any controlling person and will survive delivery of and payment for the Common Stock.

     Section 10.    Arbitration.
                    -----------

     Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Baltimore, Maryland, before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

     Section 11.    Notices.
                    -------

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

          If to the Agent:

               Ryan, Beck & Co., Inc.
               220 South Orange Avenue
               Livingston, New Jersey 07039
               Attention: David P. Downs, Senior Vice President

          with a copy to:

               Thacher Proffitt & Wood
               1700 Pennsylvania Avenue, N.W., Suite 800
               Washington, D.C. 20006
               Attention: Richard A. Schaberg, Esq.

          If to the Company:

               Key Capital Corporation
               7F Gwynns Mill Court
               Owings Mills, Maryland 21117
               Attention: Mr. David H. Wells, Jr.

          with a copy to:

               Housley Kantarian & Bronstein, P.C.
               1220 19/th/ Street, N.W., Suite 700
               Washington, D.C. 20036
               Attention: James C. Stewart, Esq.

     Section 12.    Parties.
                    -------

     This Agreement is made solely for the benefit of the Agent, and the officers, directors, employees, agents and legal counsel of the Agent specified in Section 7 hereof, the Company and, to the extent expressed, any person
   ---------
controlling the Company or the Agent, and the directors of the Company, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of the Common Stock.

     Section 13.    Governing Law.
                    -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, except as superseded by federal law.

     Section 14.    Counterparts.
                    ------------

     This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     Section 15.    Miscellaneous.
                    -------------

     This Agreement sets forth the entire understanding and agreement of the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements. Any provision in this Agreement which shall be found to be unenforceable shall not affect the validity of the remaining terms of this Agreement. Time shall be of the essence for this Agreement.

     If the foregoing correctly sets forth the arrangement between the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

                              Very truly yours,

                              KEY CAPITAL CORPORATION



                              By: _________________________________________
                                    David H. Wells, Jr.
                                    President and Chief Executive Officer



Accepted as of the date first above written.

RYAN, BECK & CO., INC.



By: ________________________________
          David P. Downs
          Senior Vice-President

                                                                  Exhibit 1.1(a)

                                   EXHIBIT A

                        SERVICES TO BE PROVIDED BY AGENT

    Community Offering - This portion of the offering involves direct sales of
    ------------------
common stock to prospects identified by key. It works best as a team effort between Key management and Ryan, Beck representatives. Specific steps include:

         . design of a detailed marketing strategy for the Stock in order to facilitate sales to shareholders, customers, potential customers and employees (the "Prospects") in concert with the management of the Bank;

         .  assist the Bank in identifying types of Prospects;

         .  build a database of Prospects for use in the marketing campaign;

         . draft and coordinate the preparation of securities marketing materials including advertisements, brochures and auiovisual presentations;

         . assist management with respect to handling investor meetings; including sales and related issues and legal constraints; and

         . provide experienced registered representatives who may legally solicit orders to promote sales among Prospects.

                                                                  Exhibit 1.1(b)


                                   EXHIBIT B

                               OPINION OF COUNSEL


    The opinion of counsel to the Company to be delivered pursuant to Section 6(b)(i) of this Agreement shall be substantially to the effect that:

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is registered as a bank holding company under the BHC Act. The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. To such counsel's knowledge, the Company and the Bank are in compliance with and conduct their respective businesses in conformity with the BHC Act, the State of Maryland banking laws, and all other laws and regulations applicable to their respective businesses. Each of the Company's other subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease and operate its respective properties and conduct its business as described in the Registration Statement, except where the failure to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

    2. The Company and each subsidiary are duly qualified to transact business as foreign corporations under the corporation laws of each jurisdiction in which the Company or such subsidiary, as the case may be, owns or leases property of a nature, has an office or transacts business of a type that would make such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

    3. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowable by law, and, to such counsel's knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

    4. All of the issued and outstanding shares of capital stock of each of the Company's direct or indirect subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company or one of its wholly owned subsidiaries, free and clear of any security interests, liens, pledges, claims or other encumbrances, except where the failure to own such shares free and clear of any security interests, liens, pledges, claims or other encumbrances would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

    5. The authorized and outstanding capital stock of the Company as of the date indicated is as set forth in the Offering Circular under the heading "Capitalization," and all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

    6. The Common Stock has been duly and validly authorized for issuance, and, when issued and delivered as contemplated by the Agency Agreement and as described in the Offering Circular against payment therefor will be duly and validly issued, fully paid and non-assessable. The Company has all requisite corporate power and authority to issue and sell the Common Stock in accordance with and upon the terms and conditions set forth in the Agency Agreement.

    7. The shareholders of the Company have no preemptive rights under the Company's articles of incorporation, as amended, or otherwise under the laws of the State of Maryland, in respect of the Common Stock.

    8. The Company has full corporate power and authority to execute, deliver and perform the Agency Agreement as contemplated by the Offering Circular; the Agency Agreement has been duly authorized, executed and delivered by the Company; and assuming the due authorization, execution and delivery thereof by the Agent, the Agency Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability of the Agency Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief and except as the obligations of the Company under the indemnification and contribution provisions of Section 7 of the Agency Agreement may be limited by public policy, as to which no opinion is expressed.

    9. The Company is not an "investment company" or an entity "controlled" by an investment company," as such terms are defined in the Investment Company Act.

    10. The statements set forth in the Registration Statement under the captions "Supervision and Regulation," "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

    11. The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing of the Offering Circular or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

    12. The Registration Statement (including the information required by Rule 430A, if applicable) and the Offering Circular and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

    13. The documents incorporated by reference in the Offering Circular (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion, and except to the extent that any statement therein is modified or superseded in the Offering Circular), as of the dates they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

    14. Such counsel knows of no legal or governmental proceedings pending to which the Company or any subsidiary is a party or of which any property of the Company or any subsidiary is the subject that are required to be disclosed in the Registration Statement or that would affect the consummation of the transactions contemplated in the Agency Agreement; and such counsel knows of no such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

    15. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

    16. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of the Agency Agreement or the issuance and sale of the Common Stock or the consummation by the Company of the other transactions contemplated by the Agency Agreement, except such as have been obtained under the 1933 Act and the 1934 Act, or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Common Stock.

    17. To such counsel's knowledge, each of the Company, the Bank and each other subsidiary has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as presently conducted.

    18. The execution and delivery of the Agency Agreement, the issuance and sale of the Common Stock, the compliance by the Company with the provisions of the Agency Agreement and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any subsidiary or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

    19. Such counsel has participated in the preparation of the Registration Statement and the Offering Circular and has reviewed the documents incorporated by reference in the Offering Circular, and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the information required by Rule 430A, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that the Offering Circular or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Offering Circular was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the documents incorporated by reference in the Offering Circular (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Offering Circular), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.